SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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HI-TECH PHARMACAL CO., INC.

(Name of Registrant as Specified In Its Certificate)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HI-TECH PHARMACAL CO., INC.

369 Bayview Avenue

Amityville, New York 11701

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

November 15, 2004

To Hi-Tech Pharmacal Co., Inc. Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Hi-Tech Pharmacal Co., Inc. (the “Company” or “Hi-Tech”) will be held on November 15, 2004, at 10:00 a.m., Eastern Standard Time, at Bank of America, 300 Broad Hollow Road, Melville, New York 11747 (the “Meeting”), for the following purposes, all as more fully described in the accompanying Proxy Statement:

1.  To elect Messrs. David S. Seltzer, Reuben Seltzer, Martin M. Goldwyn, Robert M. Holster, Yashar Hirshaut, M.D., Bruce W. Simpson and Anthony J. Puglisi to the Board of Directors, each to serve for a term to expire at the 2005 Annual Meeting;

2. To amend the Company’s 1994 Directors Stock Option Plan to increase by 100,000 the number of shares of Common Stock reserved for issuance thereunder;

3.  To ratify the appointment of Eisner LLP as the Company’s independent auditors for the fiscal year ending April 30, 2005; and

4.  To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on September 21, 2004 will be entitled to receive notice of and to vote at the Meeting. A complete list of stockholders entitled to vote at the Meeting will be maintained at the offices of the Company for a period of at least ten days prior to the Meeting.

Whether or not you expect to attend the Meeting, we urge you to sign, date and return the enclosed proxy card, read the accompanying Proxy Statement, and then complete and return the proxy card in the accompanying envelope as soon as possible, so that your shares may be represented at the Meeting.

By Order of the Board of Directors,

David S. Seltzer

President, Chief Executive Officer, Secretary

and Treasurer

Dated: October 6, 2004

HI-TECH PHARMACAL CO., INC.

369 Bayview Avenue

Amityville, New York 11701

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To be held on November 15, 2004

This Proxy Statement is furnished to stockholders of Hi-Tech Pharmacal Co., Inc., a Delaware corporation (the “Company”), in connection with the solicitation by the Board of Directors of the Company of proxies for use at its Annual Meeting of Stockholders and any adjournments thereof (the “Meeting”). The Meeting is scheduled to be held on November 15, 2004, at 10:00 a.m., Eastern Standard Time, at Bank of America, 300 Broad Hollow Road, Melville, New York 11747.

INTRODUCTION

The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company in connection with the Meeting to be held at Bank of America, 300 Broad Hollow Road, Melville, New York 11747, on November 15, 2004, at 10:00 a.m., Eastern Standard Time, or any adjournment or adjournments thereof. This Proxy Statement and the accompanying proxy will first be sent to stockholders on or about October 6, 2004.

At the Meeting, stockholders will be asked to vote upon: (1) the election of seven directors; (2) the amendment of the Company’s 1994 Directors Stock Option Plan to increase by 100,000 the number of shares of Common Stock authorized for issuance thereunder; (3) the ratification of the Company’s independent auditors; and (4) such other business as may properly come before the Meeting and at any adjournments thereof.

Each proxy executed and returned by a stockholder may be revoked at any time thereafter by written revocation, by execution of a written proxy bearing a later date or by attending the Meeting and voting in person. No such revocation will be effective, however, with respect to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such proxy. Where instructions are indicated, proxies will be voted in accordance therewith. Where no instructions are indicated, proxies will be voted for the election of the nominees for director set forth herein and for the other proposals.

The Board of Directors has fixed September 21, 2004 as the record date (the “Record Date”) for the purpose of determining the stockholders entitled to notice of and to vote at the Meeting. As of such date, there were issued and outstanding and entitled to vote 7,957,223 shares of the Company’s common stock par value $.01 per share (the “Common Stock”), each such share being entitled to one vote. A quorum of the stockholders, present in person or by proxy, consists of the holders of a majority of the outstanding shares.

The cost of solicitation of proxies will be borne by the Company. The Board of Directors may use the services of the individual directors, officers and other regular employees of the Company to solicit proxies personally or by telephone or facsimile and may request brokers, fiduciaries, custodians and nominees to send proxies, Proxy Statements and other material to their principals and reimburse them for their out-of-pocket expenses.

PROPOSAL 1:    ELECTION OF DIRECTORS

Directors are elected at each Annual Meeting of Stockholders and hold office until the next Annual Meeting of Stockholders when their respective successors are duly elected and qualified. The persons named in the enclosed proxy intend to vote for the election of the seven nominees listed below, unless instructions to the contrary are given therein. All of the nominees are currently directors.

The seven nominees have indicated that they are able and willing to serve as directors. However, if some unexpected occurrence should require the substitution of some other person or persons for any one or more of the nominees, the person or persons voting the proxies will vote for such nominee or nominees as the Company may select. The affirmative vote of a plurality of the votes cast at the Annual Meeting is required to elect each nominee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE.

Nominees for director:

Name	Position with the Company or Principal Occupation	Served as Director from
David S. Seltzer	Chief Executive Officer, President, Secretary and Treasurer of the Company	1992
Reuben Seltzer	Consultant to the Company on legal matters and special projects, President of R.M. Realty Services Inc., a real estate investment and consulting company and President of Marco Hi-Tech JV Ltd.	1992
Martin M. Goldwyn	Member of the law firm of Tashlik, Kreutzer, Goldwyn & Crandell P.C.	1992
Yashar Hirshaut, M.D.	Associate Clinical Professor of Medicine at Cornell University Medical College, Research Professor of Biology at Yeshiva University, editor-in-chief of the Professional Journal of Cancer Investigation and practicing medical oncologist	1992
Robert M. Holster	President and Chief Operating Officer of HMS Holdings Corp. (NASD: HMSY), a company providing information based revenue recovery and cost containment services to healthcare providers and payors	2002
Anthony J. Puglisi	Vice President and Chief Financial Officer of Sbarro, Inc., an owner, operator and franchisor of quick service restaurants.	2004
Bruce W. Simpson	President and Chief Executive Officer of B.W. Simpson & Associates, a company providing consulting services to small and emerging pharmaceutical companies in the areas of marketing, business development and strategic planning	2004

Executive Officers, Directors and Significant Employees

The following table sets forth certain information with respect to the executive officers, directors and significant employees of the Company, including the nominees for election as director.

Name	Position
Bernard Seltzer	Chairman of the Board Emeritus
David S. Seltzer	Chief Executive Officer, President, Secretary, Treasurer and Director
Reuben Seltzer	Director
William Peters	Vice President and Chief Financial Officer
Elan Bar-Giora	Executive Vice President—Operations
Martin M. Goldwyn	Director
Yashar Hirshaut, M.D.	Director
Robert M. Holster	Director
Anthony J. Puglisi	Director
Bruce W. Simpson	Director

Bernard Seltzer, 80, has been Chairman of the Board Emeritus of the Company since September 2004 and Chairman of the Board since January 1990. From January 1990 to April 30, 1998, Mr. Seltzer served as President and Chief Executive Officer of the Company. From May 1983 to January 1990, Mr. Seltzer was Vice President of Sales of the Company. Prior thereto, Mr. Seltzer was the Vice President of Sales and Marketing of Ketchum Laboratories, Inc., a pharmaceutical manufacturer and the predecessor of the Company.

David S. Seltzer, 44, has been Chief Executive Officer and President of the Company since May 1998 and a Director, Secretary and Treasurer since February 1992. From July 1992 to May 1998, Mr. Seltzer was Executive Vice President of the Company. Mr. Seltzer received a B.A. in Economics from Queens College in 1984. David S. Seltzer is the son of Bernard Seltzer.

Reuben Seltzer, 48, has been a Director of the Company since April 1992. Mr. Seltzer is currently serving as a consultant to the Company on legal matters and special projects. Mr. Seltzer has been President of Marco Hi-Tech JV Ltd. since December 1996. Mr. Seltzer has been president of R.M. Realty Services Inc., a real estate investment and consulting company since May 1988. From May 1983 to May 1988 Mr. Seltzer was a vice president and attorney with Merrill Lynch Hubbard Inc., a real estate investment subsidiary of Merrill Lynch and Company. Mr. Seltzer received a B.A. in Economics from Queens College in 1978, a Juris Doctor from the Benjamin N. Cardozo School of Law in 1981 and a L.L.M. from the New York University School of Law in 1987. Reuben Seltzer is the son of Bernard Seltzer and brother of David S. Seltzer.

Elan Bar-Giora, 60, has been Executive Vice President of Operations of the Company since August 1990. From January 1988 to August 1990 Mr. Bar-Giora was Director of Technical Development of P. Leiner Nutritional Products and Executive Vice President of Operations of Freshlabs, Inc., a subsidiary of P. Leiner, a manufacturer of generic pharmaceutical products. Mr. Bar-Giora received a B.S. in Civil Engineering from Technion University, Haifa, Israel in 1973.

Martin M. Goldwyn, 52, was elected a Director of the Company in May 1992. Mr. Goldwyn is a member of the law firm of Tashlik, Kreutzer, Goldwyn & Crandell P.C. Mr. Goldwyn received a B.A. in finance from New York University in 1974 and a Juris Doctor from New York Law School in 1977.

Yashar Hirshaut, M.D., 66, has been a Director of the Company since September 1992. Dr. Hirshaut is a practicing medical oncologist and is currently an Associate Clinical Professor of Medicine at Cornell University Medical College. Since July 1986, he has been a Research Professor of Biology at Yeshiva University. In addition, he has served as editor-in-chief of the Professional Journal of Cancer Investigation since July 1981. Dr. Hirshaut received a B.A. from Yeshiva University in 1959 and his medical degree from Albert Einstein College of Medicine in 1963.

Robert M. Holster, 57, has served as a Director of the Company since 2002. Mr. Holster is President and Chief Operating Officer of HMS Holdings Corp. a company providing revenue recovery and cost containment services to healthcare providers and payors. From 1993 to 1998 Mr. Holster was President and Chief Executive Officer of HHL Financial Services Inc., a healthcare accounts receivable management company. Prior to that Mr. Holster served in a number of executive positions, including Chief Financial Officer of Macmillan, Inc. and Controller of Pfizer Laboratories, a division of Pfizer, Inc. Mr. Holster is also a director of Varsity Group Inc., an on-line retailer of textbooks and educational materials.

William Peters, 37, has been Vice President and Chief Financial Officer of the Company since June 2004. From September 2003 to May 2004 he was Vice President—Corporate Development. From 1998 to 2001 Mr. Peters was Manager of Corporate Financial Analysis and Pharmaceutical Economics at Merck & Co., Inc. (“Merck”). From 2001 to September 2003, he was the Director, Financial Evaluations for the Medco Health Solution subsidiary of Merck. During his seven year career at Merck, he also served as Manager of Treasury Planning and Analysis. He began his career in General Electric’s Financial Management Program at its

Aerospace division, where he later held positions in financial analysis and internal auditing. He earned an M.B.A. from Wharton School of Business, University of Pennsylvania in 1996 and a B.S. in Business Administration from Bucknell University.

Anthony J. Puglisi, 55, is Vice President and Chief Financial Officer of Sbarro, Inc., an owner, operator and franchisor of quick-service restaurants, since February 2004. Prior to joining Sbarro, Mr. Puglisi was the Vice President and Chief Financial Officer of Langer, Inc., a provider of products used to treat muscle-skeletal disorders, from April 2002 to February 2004. Mr. Puglisi was Senior Vice President and Chief Financial Officer of Netrex Corporation from September 2000 to October 2001 and Executive Vice President and Chief Financial Officer of Olsten Corporation, a provider of staffing and home health care services, from 1993 to March 2000. Mr. Puglisi has been a certified public accountant in New York for over twenty-five years. He earned a B.B.A. in Accounting from Bernard Baruch College.

Bruce W. Simpson, 62, is President and CEO of B.W. Simpson & Associates, a consulting company that works with small and emerging pharmaceuticals companies in the areas of marketing, business development and strategic planning. Mr. Simpson is a consultant to the Company. Prior to founding his own healthcare-consulting firm in 1998, from July 1998 to August 1999, Mr. Simpson was President of Genpharm, Inc., located in Ontario, Canada, a division of E. Merck. From 1992 to July 1998, he served as President and CEO of Medeva Pharmaceuticals in Rochester, New York. He has been affiliated with the American Academy of Allergy and currently is a Director of Draxis Health Inc. and Radial Pharmaceutical Co. Mr. Simpson holds a B.S. in Marketing from Fairleigh Dickinson University, an M.B.A. in Marketing from the University of Hartford, and has done post-graduate work in healthcare marketing at UCLA. Prior to entering the pharmaceutical field, Mr. Simpson served as a Captain in the United States Marine Corps.

Significant Employees

Name	Position
Tanya Akimova, Ph.D.	Director of New Business Development
Gary M. April	President of Health Care Products Division; Divisional Vice President of Sales
Edwin A. Berrios	Vice President of Sales
Joanne Curri	Director of Regulatory Affairs
Polireddy Dondeti, Ph.D.	Senior Director of Research and Development
Jesse Kirsh	Senior Director of Quality Assurance
Pudpong Poolsuk	Senior Director of Science
Margaret Santorufo	Vice President and Controller
James P. Tracy	Vice President of Information Systems

Set forth below is a brief background of key employees of the Company:

Tanya Akimova, Ph.D., 50, has been Director of New Business Development of the Company since October 2000. From 1998 to 2000 she was Senior Manager of Business Development at American Biogenetic Sciences, Inc., and prior to that she was Vice President, Administration and Business Development of Panax Pharmaceutical Company Ltd. (currently InKine Pharmaceutical Company). Dr. Akimova holds a Ph.D. degree from St. Petersburg University, Russia and an M.B.A. degree from the Averell Harriman School of Management and Policy, SUNY at Stony Brook.

Gary M. April, 47, has been the President of the Company’s Health Care Products Division since May 1998 and Divisional Vice President of Sales since January 1993. From February 1987 to November 1992, Mr. April was the National Accounts Manager of Del Pharmaceutical Co. Mr. April received a B.A. from St. Louis University in 1978 and an M.B.A. from Fontbonne College in 1990.

Edwin A. Berrios, 52, has been Vice President of Sales of the Company since January 1999 and Director of National Accounts since November 1997. Mr. Berrios has over 30 years experience in the generic pharmaceutical industry. From 1975 to 1997 Mr. Berrios held management positions at Zenith Goldline Pharmaceuticals (now Ivax Pharmaceuticals). Mr. Berrios has attended Long Island University.

Joanne Curri, 64, has been Director of Regulatory Affairs of the Company since August 1999 and Regulatory Affairs Coordinator from 1990 to 1999. Ms. Curri was employed at Altana Inc. for four years as Regulatory Affairs Coordinator. Ms. Curri has over 20 years of experience in the pharmaceutical industry and has attended Hofstra University.

Polireddy Dondeti, Ph.D., 39, has been Senior Director of Research and Development of the Company since October 2003. From July 1998 to September 2003, Dr. Dondeti was the Director and then Senior Director of Product Development at Morton Grove Pharmaceuticals, Inc. From January 1995 to July 1998, Dr. Dondeti was a Formulation Scientist and then Team leader in Research and Development at Barr Laboratories, Inc. Dr. Dondeti received a Ph.D. in Pharmaceutics from University of Rhode Island in 1994 and an M.S. in Pharmaceutics from University of Rhode Island in 1991.

Jesse Kirsh, 46, has been Senior Director of Quality Assurance of the Company since October 2003 and Director of Quality Assurance since March 1994. From May 1992 to March 1994, Mr. Kirsh was the Manager of Quality Assurance at NMC Laboratories Inc., a division of AlPharma. Mr. Kirsh received a B.S. in Chemistry from State University of New York at Albany. He has attended extensive classes in CGMP’s and has over 20 years of experience in the pharmaceutical industry.

Pudpong Poolsuk, 60, has been Senior Director of Science since May 2000. From July 1996 to May 2000, she was the Associate Director, Compliance—Research and Development at Barr Labs. From July 1991 to July 1996, Ms. Poolsuk was a Senior Compliance Auditor at Barr Laboratories. Ms. Poolsuk received a B.S. from Central Philippine University in 1968.

Margaret Santorufo, 38, has been Vice President and Controller since June 2004. Since October 2002 she has been Controller of the Company. From June 1995 through July 2001 she was Vice President and Controller of Family Golf Centers, Inc. From August 1989 through May 1995 she was an audit supervisor with Richard A. Eisner & Company, LLP. Ms. Santorufo is a certified public accountant and holds a Bachelors Degree in Accounting from St. John’s University.

James P. Tracy, 60, has been Vice President of Information Technology since August 2004. Mr. Tracy has over 35 years experience in the pharmaceutical industry. From February 2003, Mr. Tracy was Director of Supply Chain Management for Yamanouchi Pharma America. From August 1998 Mr. Tracy was Vice President of Technology and Operations with Integrated Commercialization Solutions, an AmerisourceBergen company. Mr. Tracy’s career also includes management positions with Livingston Healthcare Services, Goldline Laboratories and Johnson Drug Company. Mr. Tracy graduated from Massey College.

Director’s Compensation

For their services on the Board, the Company paid each director a fee of $500 per meeting and commencing August 1, 2004 the Company will pay each director a fee of $2,000 per quarter. Each member of the Board is reimbursed for expenses incurred in connection with each Board or Committee meeting attended. In addition, each non-employee director is granted options annually to purchase 7,500 shares of Common Stock under the Company’s 1994 Directors Stock Option Plan.

Committees and Meetings of the Board of Directors

During Fiscal Year 2004, the Board of Directors held 2 meetings and 2 telephonic meetings. In addition, there were 4 actions taken by unanimous written consent. Each director attended at least 75% of the aggregate of (a) the total number of meetings of the Board of Directors and (b) the committees on which the director served. The Company encourages its board members to attend its annual meeting. Four board members of the Company attended the prior year’s annual meeting.

Independence of Directors

The Board has determined that the following directors, who constitute a majority of the Board, are independent within the meaning of the Nasdaq listing standards: Robert M. Holster, Yashar Hirshaut, M.D., Bruce W. Simpson and Anthony J. Puglisi.

The Board has four committees: the Audit Committee, the Stock Option Committee, the Nominating Committee and the Compensation Committee.

Committees

Audit Committee.    The Audit Committee makes recommendations to the Board of Directors concerning the engagement of a firm of independent public auditors, reviews with such firm the plans and results of the audit engagement, reviews the independence of such firm, considers the range of audit and non-audit fees and reviews the adequacy of the Company’s internal controls. In addition, the Audit Committee meets periodically with the independent auditors and representatives of management to review accounting activities, financial control and reporting. The Audit Committee is comprised of three independent non-employee directors. Messrs. Robert M. Holster and Yashar Hirshaut, M.D. serve on the Audit Committee and as of September 2004, the Board of Directors has appointed Anthony J. Puglisi as the third member of the Audit Committee. Robert M. Holster is the audit committee financial expert as defined by Item 401(h) of Regulation S-K of the Exchange Act and is independent within the meaning of Item 7(d)(3)(iv) of Schedule 14A of the Exchange Act. The Audit Committee held 1 meeting and 4 telephonic meetings during fiscal 2004, and 2 actions were taken by unanimous written consent. The Audit Committee operates under a written charter adopted by the Board. All of the members of the committee are “independent” as defined under the rules promulgated by the National Association of Securities Dealers’ listing standards.

Stock Option Committee.    The Stock Option Committee is responsible for administering the Company’s Stock Option Plan. The Stock Option Committee has full power to interpret the Plan and to establish and amend rules for its administration. The Stock Option Committee is also authorized to determine who from the eligible class of persons shall be granted options and the terms and provisions of the options. The Stock Option Committee is comprised of Messrs. Martin M. Goldwyn, Robert M. Holster and Yashar Hirshaut, M.D. and had 2 actions taken by unanimous written consent during fiscal 2004. The Board of Directors of the Company is responsible for administering the Company’s 1994 Directors Stock Option Plan.

Compensation Committee.    The Compensation Committee is responsible for establishing salaries, bonuses, and other compensation for the Company’s officers. The Compensation Committee is comprised of Messrs. Yashar Hirshaut, M.D. and Robert M. Holster, and held 1 telephonic meeting during fiscal 2004. No member of the Compensation Committee serves as a member of the board of directors or compensation committee of an entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee. All members of the Compensation Committee are “independent” as defined under the rules promulgated by the National Association of Securities Dealers’ listing standards.

Nominating Committee.    The Nominating Committee is responsible for identifying and evaluating nominees for director and for recommending to the Board a slate of nominees for election at the Annual Meeting of Stockholders in accordance with the Nominating Committee’s charter, a copy of which is attached hereto as Exhibit A. Established in September, 2004, the Nominating Committee is comprised of Robert M. Holster, Yashar Hirshaut, M.D. and Bruce W. Simpson. They are non-management directors who are “independent” as defined under the rules promulgated by the National Association of Securities Dealers’ listing standards.

In evaluating the suitability of individuals for Board membership, the Committee takes into account many factors, including whether the individual meets requirements for independence; the individual’s general understanding of the various disciplines relevant to the success of a publicly-traded company in today’s business environment; the individual’s understanding of the Company’s business and markets; the individual’s professional expertise and educational background; and other factors that promote diversity of views and experience. The Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group of directors that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience. In determining whether to recommend a director for re-election, the Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board. The Committee has not established any specific minimum qualification standards for nominees to the Board, although from time to time the Committee may identify certain skills or attributes, such as financial experience and business experience, as being particularly desirable to help meet specific Board needs that have arisen. The Committee does not distinguish between nominees recommended by stockholders and other nominees.

In identifying potential candidates for Board membership, the Committee relies on suggestions and recommendations from the Board, stockholders, management and others. Stockholders wishing to suggest candidates to the Committee for consideration as directors must submit a written notice to the Company’s secretary, David S. Seltzer, at the address set forth on the first page of this Proxy Statement, who will provide it to the Committee. The Company’s By-Laws set forth the procedures a stockholder must follow to nominate directors.

It is proposed that seven directors, five of whom are non-management directors, be re-elected to hold office until the next Annual Meeting of Stockholders and until their successors have been elected. The Nominating Committee and the Board of Directors have recommended to the Board, and the Board has approved, the persons named and, unless otherwise marked, a proxy will be voted for such persons. Bernard Seltzer has decided for personal reasons not to stand for re-election to the Board but will be Chairman of the Board Emeritus.

Corporate Governance

The Company is committed to principles of sound corporate governance. During the past year the Company has reviewed its corporate governance practices in light of the Sarbanes-Oxley Act of 2002 and changes in the rules and regulations of the Securities and Exchange Commission (“SEC”) and the listing standards of The Nasdaq National Market Inc. (“Nasdaq”). Based on its review, the Board of Directors (1) adopted an amended and restated charter for its Audit Committee, (2) created a Nominating Committee (and adopted a charter for such committee), and (3) adopted a “Code of Ethics” that complies with the rules of the SEC and the listing standards of the Nasdaq.

Policies on Code of Ethics

The members of the Board of Directors, officers and employees of the Company, including without limitation, executive and senior personnel, are required to comply with a Code of Ethics (the “Code”). The Code is intended to be a standard and tool against which to measure their actions and to help such individuals to recognize and deal with ethical issues, provide mechanisms to report unethical conduct, and foster a culture of honesty and accountability. The Code covers areas of professional conduct, including conflicts of interest, unfair or unethical use of corporate opportunities, strict maintenance of confidential information, compliance with all applicable laws and regulations and oversight of ethics and compliance by employees of the Company.

Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code. The Sarbanes-Oxley Act of 2002 requires audit committees to have procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Company will have such procedures in place by the time of the Meeting.

Code of Ethics

We will provide a copy of our Code of Ethics to any person, without charge, upon request to Hi-Tech Pharmacal Co., Inc., Attention: Investor Relations, 369 Bayview Avenue, Amityville, NY 11701, (631) 789-8228.

Communications with Directors

A stockholder may communicate with the directors of the Company and the Company’s Committees by sending an e-mail to compliance@hitechpharm.com. A stockholder may also write to any of the directors c/o William Peters at Hi-Tech Pharmacal Co., Inc., 369 Bayview Avenue, Amityville, NY 11701.

Communications are distributed to the Board, or to any individual Director or Directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board should be excluded, such as: spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provisions that any communication that is filtered out must be made available to any outside Director upon request.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own more than ten percent of a registered class of the Company’s equity securities to file with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file. The Company believes that all Section 16(a) filing requirements were met during fiscal 2004. In making this statement, the Company has relied on the written representations of its incumbent directors and officers and copies of the reports they have filed with the Securities and Exchange Commission and Nasdaq.

ADDITIONAL INFORMATION

Stock Ownership

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of October 4, 2004, by (i) each executive officer, identified in the Summary Compensation Table below; (ii) each director and nominee for director; and (iii) all executive officers and directors as a group; and (iv) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company’s Common Stock as of July 13, 2004.

	Shares of Common Stock Beneficially Owned as of October 4, 2004(1)
Executive Officers, Directors and 5% Stockholders	Number of Shares		Percent of Class
Bernard Seltzer c/o Hi-Tech Pharmacal Co., Inc. 369 Bayview Avenue Amityville, New York 11701	451,884	(2)	5.7%

David S. Seltzer c/o Hi-Tech Pharmacal Co., Inc. 369 Bayview Avenue Amityville, New York 11701	1,456,981	(3)	17.3%

Reuben Seltzer c/o Hi-Tech Pharmacal Co., Inc. 369 Bayview Avenue Amityville, New York 11701	900,736	(4)	11.0%

Elan Bar Giora c/o Hi-Tech Pharmacal Co., Inc. 369 Bayview Avenue Amityville, New York 11701	73,125	(5)	*

Martin M. Goldwyn c/o Tashlik, Kreutzer, Goldwyn & Crandell P.C. 40 Cuttermill Road Great Neck, New York 11021	28,737	(6)	*

Yashar Hirshaut, M.D. c/o Hi-Tech Pharmacal Co., Inc. 369 Bayview Avenue Amityville, New York 11701	45,500	(7)	*

Robert M. Holster c/o Hi-Tech Pharmacal Co., Inc. 369 Bayview Avenue Amityville, New York 11701	9,563	(8)	*

William Peters c/o Hi-Tech Pharmacal Co., Inc. 369 Bayview Avenue Amityville, New York 11701	3,750	(9)	*

Anthony J. Puglisi c/o Hi-Tech Pharmacal Co., Inc. 369 Bayview Avenue Amityville, New York 11701	—		—

Bruce W. Simpson c/o Hi-Tech Pharmacal Co., Inc. 369 Bayview Avenue Amityville, New York 11701	—		—

All Directors and Executive Officers as a group (10 persons)	2,970,276	(10)	33.7%

Accipiter Capital Management, LLC. 717 Fifth Avenue, 11th Floor New York, New York 10022	537,117		6.8%

*	Represents less than 1% of the outstanding shares of Common Stock including shares issuable to such beneficial owner under options which are presently exercisable or will become exercisable within 60 days.

(1)	Unless otherwise indicated, each person has sole voting and investment power with respect to the shares shown as beneficially owned by such person.
(2)	Amount includes options to purchase 9,375 shares of common stock exercisable within 60 days of October 4, 2004 and does not include 90,000 shares of Common Stock owned by Mr. Seltzer’s wife, as to which Bernard Seltzer disclaims beneficial ownership.
(3)	Amount includes options to purchase 487,500 shares of Common Stock exercisable within 60 days of October 4, 2004, and 282,211 shares of Common Stock owned by Mr. Seltzer’s wife and children and a trust for the benefit of one of his children.
(4)	Amount includes options to purchase 211,125 shares of Common Stock exercisable within 60 days of October 4, 2004 and 269,650 shares of Common Stock owned by Mr. Seltzer’s wife and children.
(5)	Amount represents options to purchase 73,125 shares of Common Stock exercisable within 60 days of October 4, 2004.
(6)	Amount represents options to purchase 28,737 shares of Common Stock exercisable within 60 days of October 4, 2004.
(7)	Amount includes options to purchase 37,500 shares of Common Stock exercisable within 60 days of October 4, 2004 and 8,000 shares of Common Stock owned by Dr. Hirshaut.
(8)	Amount includes options to purchase 9,563 shares of Common Stock exercisable within 60 days of October 4, 2004.
(9)	Amount includes options to purchase 3,750 shares of Common Stock exercisable within 60 days of October 4, 2004.
(10)	Amount includes options to purchase 860,675 shares of Common Stock exercisable within 60 days of October 4, 2004.

Executive Compensation

Summary Compensation Table

The following table sets forth the compensation paid for the year ended April 30, 2004 to (i) the Chief Executive Officer and (ii) the Company’s four other most highly compensated individuals who were serving as officers on April 30, 2004, 2003 and 2002 whose salary plus bonus exceeded $100,000 for such years (collectively, the “Named Executive Officers”).

	Annual Compensation				Long Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation(1) ($)	Securities Underlying Options (#)(2)	All Other Compensation(3) ($)
Bernard Seltzer Chairman	2004 2003 2002	266,000 254,000 241,500	89,000 142,000 30,000	0 0 0	25,000 37,500 0	0 0 0

David S. Seltzer President, Chief Executive Officer, Secretary and Treasurer	2004 2003 2002	365,000 364,000 347,000	323,000 233,000 154,000	0 0 0	50,000 75,000 75,000	2,000 7,100 5,600

Elan Bar-Giora Executive Vice President— Operations	2004 2003 2002	159,000 151,000 140,000	50,000 50,000 44,000	0 0 0	25,000 37,500 15,000	0 0 0

Arthur S. Goldberg Vice President of Finance and Chief Financial Officer (4)	2004 2003 2002	163,000 154,000 138,000	0 0 15,000	0 0 0	10,000 15,000 11,250	0 0 0

William Peters Vice President of Corporate Development (4)	2004	112,000	0	0	15,000	900

(1)	The named executive officers received various perquisites, the cost of which did not exceed the lesser of $50,000 or 10% of annual salary plus bonus.

(2)	Adjusted to reflect a 3-for-2 stock split distributed in January 2003.
(3)	Represents the dollar value of the premium paid by the Company during the fiscal years ended April 30, 2004, 2003 and 2002 with respect to term life insurance for the benefit of the named executive officer.
(4)	Subsequent to April 30, 2004, Arthur S. Goldberg retired and William Peters was appointed Vice President and Chief Financial Officer. The Company will pay severance to Mr. Goldberg of approximately $55,000 pursuant to his employment agreement.

Stock Options

The following table sets forth information concerning the grant of stock options made to each of the Named Executive Officers in fiscal 2004 under the Company’s Amended and Restated Stock Option Plan (the “Plan”). No stock appreciation rights were granted to these individuals during such year.

	Options Grants in Last Fiscal Year Individual Grants				Potential Realizable Value at Assumed Annual Rates of
Name	Number of Securities Underlying Options Granted (#)(1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Sh)	Expiration Date	Stock Price Appreciation for Option Term
					5% ($)	10% ($)(2)
Bernard Seltzer	25,000	10%	$22.49	December 4, 2013	$354,000	$896,000
David S. Seltzer	50,000	20%	$22.49	December 4, 2013	$707,000	$1,792,000
Elan Bar-Giora	25,000	10%	$22.49	December 4, 2013	$354,000	$896,000
Arthur S. Goldberg	10,000	4%	$22.49	December 4, 2013	$141,000	$358,000
William Peters	15,000	6%	$29.93	September 9, 2013	$282,000	$716,000

(1)	Options granted in fiscal year 2004 are scheduled to vest and become exercisable in yearly increments of 25% with full vesting occurring in four years. Options expire ten years after grant under the terms of the Company’s Plan.
(2)	Amount reflects the potential realizable value at assumed annual rate of appreciation for the option term based on a market value of underlying shares of common stock on the date of grant less the exercise price.

Option Exercises and Holdings

The following table sets forth information concerning option exercises and option holdings for the fiscal year 2004 with respect to each of the Named Executive Officers and unexercised options held as of the end of the fiscal year 2004.

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)	Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable/ Unexercisable	Exercisable/ Unexercisable
Bernard Seltzer	—	—	9,375/53,125	$32,000/$53,000
David S. Seltzer	—	—	450,000/162,500	$7,135,000/$1,006,000
Elan Bar-Giora	18,750	$603,713	65,625/64,375	$746,000/$281,000
Arthur S. Goldberg	12,063	$343,701	5,750/29,687	$44,000/$156,000
William Peters	—	—	0/15,000	0/0

(1)	Amounts reflect the market value of the underlying shares of Common Stock on April 30, 2004 less the exercise price.

Amended and Restated Stock Option Plan

The following summary describes the material features of the Amended and Restated Stock Option Plan (the “Plan”).

The Plan contains two optional forms of incentive awards which may be used at the sole discretion of the Stock Option Committee (the “Committee”). Incentive awards under the Plan may take the form of stock options or stock appreciation rights (“SARs”). The stock options may be incentive stock options (“ISOs”) intended to qualify for special tax treatment or non-qualified stock options (“NQSOs”).

The Committee will determine the eligible participants who will be granted incentive awards, determine the amount and type of award, determine the terms and conditions of awards, construe and interpret the Plan, and make all other determinations with respect to the Plan, to the extent permitted by applicable law.

The Plan is a fifteen year program and will terminate on January 31, 2009, unless terminated sooner according to the terms of the Plan. The term of each ISO and related tandem SAR is ten years and the term of each NQSO and related tandem SAR is fifteen years, subject to earlier termination upon termination of the optionee’s employment or relationship with the Company.

The Committee may grant ISOs, NQSOs and tandem SARs to eligible participants, subject to the terms and conditions of the Plan.

At the time an option is exercised, shares of Common Stock may be purchased using (1) cash; (2) shares of the Company’s Common Stock owned by the optionee for at least one year; (3) a “cashless exercise” procedure (whereby a broker sells the shares or holds them as collateral for a margin loan, delivers the option price to the Company, and delivers the remaining sale or loan proceeds to the optionee); or (4) any combination of the foregoing or any other method of payment which the Committee may allow.

There are 2,738,000 shares of the Company’s Common Stock reserved for issuance under the Plan. As of the Record Date, options to purchase an aggregate of 1,200,000 shares were outstanding and 819,000 shares were available for future grant.

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of the end of the fiscal year ended April 30, 2004. Information is included for both equity compensation plans approved by the Company’s stockholders.

Plan Category	Common shares to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Common shares available for future issuance under equity compensation plans [excluding securities reflected in column (a)]
	(a)	(b)	(c)
Equity compensation plans approved by Hi-Tech stockholders	1,622,000(1)	$9.10	583,000(2)
Equity compensation plans not approved by Hi-Tech stockholders	—	—

Totals:	1,622,000	$9.10	583,000

(1)	Includes options to purchase shares outstanding under Hi-Tech’s Amended and Restated Stock Plan and Hi-Tech’s 1994 Directors Stock Option Plan.
(2)	Includes shares available for future issuance under Hi-Tech’s Amended and Restated Stock Plan and Hi-Tech’s 1994 Directors Stock Option Plan.

There are no Company equity compensation plans not approved by the Company’s stockholders.

Employment Contracts

Bernard Seltzer and David S. Seltzer serve as Chairman of the Board Emeritus of the Company and as Chairman of the Board, President, Chief Executive Officer, Chief Operating Officer, Secretary and Treasurer, respectively, of the Company. Bernard Seltzer stepped down as Chairman of the Board in September 2004 and resigned as President and Chief Executive Officer effective as of May 1, 1998. David S. Seltzer was elected to serve as President and Chief Executive Officer effective May 1, 1998. David Seltzer’s employment agreement provides that his annual base salary is $382,884 for the fiscal year commencing May 1, 2004 through April 30, 2006. The increase in annual base salary for each fiscal year thereafter is determined by multiplying his annual base salary for the prior fiscal year by the greater of 5% or the increase in the Consumer Price Index as of May 1 of each such year over the index as of May 1 of the prior year. Bernard Seltzer’s annual base salary for fiscal year May 1, 2003 through April 30, 2004 is approximately $266,000. Mr. Bernard Seltzer’s employment agreement expired on April 30, 2004. The Company and Mr. Seltzer are in the process of negotiating the terms of a new employment agreement for him. The Company continues to pay Mr. Seltzer’s annual salary under the expired employment agreement.

Mr. David Seltzer may receive a bonus during each year of his employment in accordance with the goals set by the Board of Directors. Mr. David Seltzer received a guaranteed bonus during fiscal year ended April 30, 2004 equal to 3% of the Company’s pre-tax net income. For the fiscal year ending April 30, 2005, the Board of Directors has set target performance goals so that if the Company’s pre-tax net income exceeds 120% of the prior year’s pre-tax net income, Mr. Seltzer’s bonus shall equal a percentage of his base salary, which percentage shall be the product of (i) the percentage increase of the Company’s pre-tax net income from the pre-tax net income of the immediately preceding year and (ii) two and one-half (2 1/2). In the event the Company’s pre-tax net income of any year exceeds the pre-tax net income of the immediately preceding year, the bonus shall accrue up to a maximum of 100% of the base salary. In the event the Company’s pre-tax net income does not exceed the prior year’s pre-tax net income, there will be no bonus to Mr. Seltzer. In addition to receiving his base salary and bonus, Mr. Seltzer may receive an additional bonus up to a maximum of 100% of his base salary during each year of his employment at the discretion of the Board of Directors, taking into account, among other things, progress toward strategic objectives not fully measured by pre-tax net income, including but not limited to the Company’s acquisitions, strategic alliances and approvals of Abbreviated New Drug Applications by the Food and Drug Administration. The employment agreement also contains standard confidentiality provisions and a non-compete provision for a term of one year after the termination of his employment. The employment agreements also contain standard confidentiality provisions and a non-compete provision for a term of one year after the termination of his employment.

Under the employment agreement for David S. Seltzer, the Company will pay to his estate upon his death, his base salary for a period of twelve (12) months after the end of the month in which death occurred. In the event of total disability, he will continue to receive his base salary for the remaining term of his employment agreement. In addition to base salary, David S. Seltzer will be paid an amount equal to a percentage of the bonus, if any, based on the portion of such year in which death, total disability or termination of employment occurred. If termination is for cause or because he wrongfully leaves his employment, then, upon such occurrence, the employment agreement shall be deemed terminated and the Company shall be released from all obligations.

Arthur S. Goldberg retired from his service as Vice President—Finance and Chief Financial Officer of the Company effective June 5, 2004. Mr. Goldberg’s annual base salary was approximately $162,000 for the period ending July 31, 2005. The Company will pay to Mr. Goldberg approximately $55,000 in severance pay. Such employment agreement contains standard confidentiality provisions.

The Company has an employment agreement with William Peters, its Vice President and Chief Financial Officer, which expires on July 31, 2005. The agreement automatically renews for successive one year terms.

Annual base salary through July 31, 2004 is $175,000 and $200,000 through July 31, 2005. The agreement provides for annual bonuses of no less than $25,000. Mr. Peters received options to purchase 15,000 shares of the Company’s Common Stock and on August 1, 2004, he received additional options to purchase 25,000 shares of the Company’s Common Stock. The employment agreement provides for severance payments to Mr. Peters equal to (i) the sum of his salary for the greater of 6 months or the balance of the term of the agreement and (ii) the pro forma portion of his annual bonus which in no event will be less than the annual bonus for the second year of his employment in the event of termination. In the event of a termination upon total disability, the Company will pay to Mr. Peters the salary which would otherwise be payable to him during the continuance of such disability. Such employment agreement contains standard confidentiality provisions. In the event of a change in control and the Company terminates Mr. Peters’ employment either 60 days prior to or following a change in control, other than for cause or his death or total disability (“Change in Control Termination”), the Company will pay or cause its successor to pay to Mr. Peters in a cash lump sum an amount equal to 1.5 times his annual salary plus his annual bonus for the year immediately following the Change of Control Termination.

REPORT OF THE HI-TECH PHARMACAL CO., INC.

BOARD OF DIRECTORS COMPENSATION COMMITTEE

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically incorporates it by reference into a document filed with the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

The Compensation Committee (the “Committee”) of the Board of Directors of the Company determines the Company’s executive compensation policies. The Committee is comprised of two independent non-employee Directors. After evaluating the performance of the Company and its executive officers, the Committee recommends compensation programs and salary levels to the entire Board of Directors for approval. Set forth below is the report submitted by the Committee addressing the Company’s compensation policies for the fiscal year ended April 30, 2004 as they affected the executive officers of the Company. The Employment Agreement for the Company’s Chief Executive Officer and President, effective on May 1, 2004 and expiring on April 30, 2006, was approved by the Compensation Committee. The Compensation Committee has reviewed the compensation of such individual and will make recommendations at the time of renewal of the employment agreement to the Board of Directors of the Company with respect to his compensation.

Compensation Philosophy

The goal of the Company is to be a significant provider of quality services in the markets it serves. To support this and other strategic objectives as approved by the Board of Directors and to provide adequate returns to stockholders, the Company must compete for, attract, develop, motivate and retain top quality executive management.

In designing and administering the executive compensation program, the Committee strives to balance short and long term incentive objectives and use prudent judgment in establishing performance criteria, evaluating performance and determining actual incentive awards. The Committee believes that stock ownership by executive officers is beneficial in aligning the common interests of management and stockholders to enhance stockholder value.

Compensation of Chief Executive Officer

In addition to the factors mentioned above, the Committee’s general approach in setting Mr. David Seltzer’s annual compensation is to seek to be competitive with other companies in the Company’s industry and to reward Mr. David Seltzer’s strategic management abilities in directing the Company’s expansion efforts and its development exploitation of new markets and new business opportunities.

Compensation Committee

Yashar Hirshaut, M.D.

Robert M. Holster

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically incorporates it by reference into a document filed with the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

The Audit Committee of the Board of Directors (the “Committee”) was comprised of two (2) independent non-employee directors during fiscal year 2004. A third independent non-employee director was appointed in September 2004. The responsibilities of the Committee are set forth in its written charter (the “Charter”). The Board of Directors adopted an amended charter of the Audit Committee, which is included herein as Appendix B.

The duties of this Committee include oversight of the financial reporting process for the Company through periodic meetings with the Company’s independent auditors and management of the Company to review accounting, auditing internal controls and financial reporting matters.

During fiscal year 2004 this Committee held 1 meeting, 4 telephonic meetings and 2 actions were taken by unanimous written consent. The Company’s senior financial management and independent auditors were in attendance at each meeting.

The management of the Company is responsible for the preparation and integrity of financial information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company’s senior management, including particularly its senior financial management, to prepare financial statements with integrity and objectivity and in accordance with generally accepted accounting principles and upon the Company’s independent auditors to review (in the case of quarterly financial statements) or audit (in the case of its annual financial statements), as applicable, such financial statements in accordance with generally accepted auditing standards.

The Committee has reviewed and discussed with senior management the Company’s audited financial statements for the fiscal year ended April 30, 2004, included in the Company’s 2004 Annual Report to Stockholders. Management has confirmed to the Committee that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management and (ii) have been prepared in conformity with generally accepted accounting principles.

In discharging the Committee’s oversight responsibility for the audit process, we have discussed with Eisner LLP (“Eisner”), the Company’s independent auditors, the matters required to be discussed by SAS 61 (Communications with Audit Committees). SAS 61 requires the Company’s Independent Auditors to provide the Committee with additional information regarding the scope and results of their audit of the Company’s financial statements, including with respect to (i) their responsibilities under generally accepted auditing standards, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant accounting adjustments, (v) any disagreements with management and (vi) any difficulties encountered in performing the audit.

The Committee has obtained from Eisner a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) with respect to any relationship between Eisner and the Company which in their professional judgment may reasonably be thought to bear on independence. Eisner has discussed its independence with the Committee, and has confirmed in its letter to the Committee that, in its professional judgment, it is independent of the Company within the meaning of the United States securities laws.

Based upon the foregoing review and discussions with senior management of the Company, the Committee has recommended to the Company’s Board that the financial statements prepared by the Company’s management, and audited by its independent auditors be included in the Company’s 2004 Annual Report to

Stockholders, and that such financial statements also be included in the Company’s Annual Report on Form 10-K, for filing with the United States Securities and Exchange Commission. The Committee also has recommended to the Board the reappointment of Eisner as the Company’s independent auditors for 2005, and the Board has concurred in such recommendation.

As specified in the Charter, it is not the duty of this Committee to plan or conduct audits or to determine if the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. These are the responsibilities of the Company’s management and independent auditors. In giving its recommendations to the Board, the Committee has relied on (i) management’s representations to it that the financial statements prepared by management have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and (ii) the report of the Company’s independent auditors with respect to such financial statements.

The members of the Audit Committee are independent as defined under the requirements of Rule 4200(a)(14) of the National Association of Securities Dealers listing standards.

Presented by the members of the Audit Committee:

Yashar Hirshaut, M.D.

Robert M. Holster

PERFORMANCE GRAPH

The information contained in this Performance Graph shall not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Exchange Act except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

The following graph compares the five year cumulative total return among Hi-Tech Pharmacal Co., Inc., the NASDAQ Stock Market (U.S.) Index and the NASDAQ Pharmaceutical Index. This graph assumes that $100 was invested on April 30, 1999 in the Company’s Common Stock and in each of the other indices and assumes reinvestment of all dividends.

Certain Transactions

For the fiscal year ended April 30, 2004, Mr. Reuben Seltzer, a director of the Company, was engaged by the Company to provide business development and legal services. For such services, Mr. Reuben Seltzer received $155,000. Mr. Reuben Seltzer is a director of the Company and the son of Mr. Bernard Seltzer, the Company’s Chairman of the Board Emeritus and a brother of David S. Seltzer, the Company’s President, Chief Executive Officer, Secretary and Treasurer.

The Company and Reuben Seltzer each has an approximately 17.72% interest in Marco Hi-Tech JV Ltd., a New York corporation (“Marco Hi-Tech”), which markets raw materials for nutraceutical products and has licensed the patent rights to Huperzine and analogues from the Mayo Clinic. Marco Hi-Tech manufactures and distributes Huperzine as a dietary supplement under the Dietary Supplement Health and Education Act of 1994 and is developing analogues and derivatives to Huperzine. It is currently developing other products for the nutraceutical market.

The Company believes that material affiliated transactions between the Company and its directors, officers, principal stockholders or any affiliates thereof have been, and will be in the future, on terms no less favorable than could be obtained from unaffiliated third parties.

Tashlik, Kreutzer Goldwyn & Crandell P.C. received $283,000 in legal fees and disbursements for services performed for the Company during the Company’s fiscal year ended April 30, 2004. Mr. Martin M. Goldwyn, an officer of such firm, is a director of the Company.

PROPOSAL 2:    AMENDMENT TO THE COMPANY’S 1994 DIRECTORS STOCK OPTION PLAN TO INCREASE BY 100,000 THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER

At the Meeting, the stockholders will be asked to approve an amendment to the Company’s 1994 Directors Stock Option Plan (“Directors Plan”) to increase by 100,000 the number of shares of Common Stock reserved for issuance thereunder. The Directors Plan provides for a total of 300,000 shares of Common Stock authorized to be granted under the Directors Plan. Through April 30, 2004, the Company has granted non-qualified stock options to purchase 205,500 shares to its directors at an average exercise price of $8.72 per share. The purpose of the Directors Plan is to advance the interest of the Company by encouraging stock ownership on the part of the directors of the Company who are not employees of the Company by enabling the Company to secure and retain the services of highly qualified persons. The Board of Directors believes that the remaining shares available for grant under the Directors Plan are insufficient to accomplish these purposes.

The increase requested in the Directors Plan is the second proposed increase since the Company went public in 1992. It is vitally important to the future success of the Company for this request to be approved by the stockholders. In the past year, the Company has attracted two new independent directors to the Board, both of whom are standing for election. These highly competent individuals have the business experiences and the skill sets necessary for the Company’s success.

To attract these persons to serve on the Company’s Board of Directors, the Company has offered comparatively modest compensation, consisting of an initial grant of fair market value non-qualified stock options to purchase 10,000 shares, annual additional stock option grants to purchase 7,500 shares and cash compensation of $2,000 per quarter. The Company believes that this compensation package is comparable or below the compensation packages that other companies of comparable size offer to their directors.

If the Company is to attract and retain independent directors to serve on its Board, it must be able to compensate them fairly. If this proposal is not approved, the Company may be forced to increase the cash compensation paid to directors as a substitute for stock option grants. The Company does not believe that this alternative is in the best interests of the stockholders and urges its stockholders to approve the proposal to increase the number of shares reserved for issuance under the Directors Plan. The Company believes that it is imperative to approve the amendment to the Directors Plan.

Approval of the amendment requires the affirmative vote of the holders of a majority of the shares represented at the Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

THE PROPOSAL TO AMEND THE DIRECTORS PLAN

The following summary describes certain of the features of the Directors Plan.

Purposes.    The purposes of the 1994 Directors Plan are to attract and retain the services of experienced and knowledgeable outside Directors of the Company and to provide equity incentives for nonemployee directors by granting them options to purchase shares of the Company’s Common Stock.

Eligibility.    The 1994 Directors Plan provides for the grant of NQSOs to nonemployee members of the Board of Directors of the Company or affiliates of the Company (as such terms are defined in the 1994 Directors Plan). As of October 6, 2004, there were 4 persons eligible to receive awards of stock options under the 1994 Directors Plan.

Plan Administration.    The 1994 Directors Plan as administered, subject to its terms, by the Board of Directors.

Terms of Options.    Each option granted under the 1994 Directors Plan must be evidenced by a written stock option agreement between the Company and the optionee. Under the 1994 Directors Plan, each nonemployee director is entitled to an automatic grant of an option to purchase 7,500 shares of the Company’s Common Stock. In addition, the nonemployee director who chairs the audit or other committees of the Board of Directors will be granted an option to purchase 7,500 shares and an additional 500 shares if the optionee is also chair of the audit committee or other committee of the Board of Directors (“Director Option”). The grant of the Director Options will be made on the anniversary date of the optionee’s receipt of the option pursuant to the 1994 Directors Plan.

To remain eligible for the grant of a Director Option under the 1994 Directors Plan, an optionee must, on each such anniversary date, (i) not have given notice to the Company that such director will not stand for re-election as a member of the Board of Directors at the annual meeting of the Company’s stockholders following expiration of such director’s term; (ii) not have received notice from the Board of Directors that such director will not be nominated for election as a member of the Board of Directors at such meeting; and (iii) in the case of the chair of the audit committee or other committee of the Board of Directors, (a) not have given notice to the Company that such director intends to resign as chair of the audit committee or other committee and (b) not have received notice from the Board of Directors that such director will be replaced as chair of the audit or other committees. Options granted under the 1994 Directors Plan are subject to the following terms and conditions:

Exercise of Options.    Each Director Option is exercisable in cumulative increments of 25% per year, commencing on the first anniversary of the date of the grant. Each Director Option will become exercisable in full on the fourth anniversary of the date of grant. Options, or any exercisable portion thereof, may be exercised only by giving written notice to the Company, accompanied by payment of the exercise price for the number of shares being purchased. The exercise price may be paid in cash or check or by delivery of fully paid shares of Common Stock of the Company that have been owned by the optionee for more than six months, through a “same day sale”, through a “margin commitment” or by any combination of the foregoing.

Exercise Price.    No consideration is payable to the Company upon the grant of any option. The purchase price of the stock covered by all options may not be less than 100% of the fair market value of the Common Stock on the date the option is granted. The fair market value on the date of the grant is defined as the closing price of the Common Stock as reported by the Nasdaq National Market System on the trading day immediately preceding the date on which the fair market value is determined. If any option is forfeited or terminates for any reason before being exercised, then the shares of Common Stock subject to such option shall again become available for future awards under the 1994 Directors Plan.

Expiration of Options.    Under the 1994 Directors Plan, options are exercisable for 10 years. If an optionee ceases to be a nonemployee director of the Company due to death or disability, all director options held by the optionee not previously expired or exercised are fully exercisable and vested, and the optionee, or his estate or beneficiary, has the right to exercise such options at any time within their respective terms or within three years after the date of termination, whichever is shorter. In the event an optionee retires from service as a director, special rules allow the optionee to exercise all vested and unvested options within certain periods after the optionee’s termination. In no event will an option be exercisable after the expiration date of the option.

Non-transferability.    The rights of an optionee under the 1994 Director Plan are not assignable by such optionee, by operation of law or otherwise, except by will or the applicable laws of descent and distribution or in the event of an optionee’s divorce or dissolution of marriage. Options granted under the 1994 Directors Plan are exercisable during the optionee’s lifetime only by the optionee or the optionee’s guardian or legal representative.

Amendment and Termination.    The Board of Directors may at any time terminate or amend the 1994 Directors Plan. Rights and obligations under any award granted before amendment shall not be materially changed or adversely affected by such amendment except with the consent of the optionee. Amendments to the 1994 Directors Plan to increase the number of shares available for issuance or change the class of persons eligible to receive options under the 1994 Directors Plan are subject to the approval of the Company’s stockholders. Further, the provisions of the 1994 Directors Plan relating to eligibility and the terms and conditions of the options granted under the 1994 Directors Plan shall not be amended more than once every six months, other than to comport with changes in the Code. The 1994 Directors Plan is a ten year plan, expiring on October 26, 2014, subject to earlier termination by the Board of Directors.

Accelerated Vesting.    In the event of (i) a dissolution or liquidation of the Company, (ii) a merger in which the Company is not the surviving corporation or the sale of substantially all of the assets of the Company; (iii) any other transaction that qualifies as a “corporate transaction” under Section 424 of the Code wherein the stockholders of the Company give up all of their equity interest in the Company; or (iv) a change in the composition of the Board of Directors of the Company by reason of a contested election such that a majority of the Board members cease to be comprised of individuals who have been members of the Board of Directors immediately before such change, then all options outstanding under the 1994 Directors Plan shall become fully exercisable before the effective date of such event at such times and on such conditions as the Board of Directors determines. In such event, all options outstanding under the 1994 Directors Plan will remain exercisable until the expiration or sooner termination of the option term specified in the option agreement.

Adjustments Upon Changes in Capitalization.    If the number of shares of Common Stock outstanding is changed by a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without consideration, the number of shares of Common Stock available under the 1994 Directors Plan and the number of shares of Common Stock subject to outstanding options and the exercise price per share of such options will be proportionately adjusted.

Federal Income Tax Consequences.    The following summary of federal income tax consequences does not purport to be a complete statement of the law in this area. Furthermore, the discussion below does not cover the tax consequences of the Directors Plan (or the grant or exercise of options thereunder) under state and/or other local tax laws, and such tax laws may not correspond to the federal tax treatment described herein. Accordingly, individuals eligible to receive options under the Directors Plan should consult with their personal tax advisors prior to engaging in any transactions under the Directors Plan.

The characterization of income as either ordinary income or capital gain is still required by the Code, and may have important tax consequences to participants under the Plan in some situations. Therefore, the following summary continues to characterize income from various transactions as either ordinary income or capital gain.

Non-Qualified Stock Options (“NQSO”).    In general, there are no tax consequences to the option holder upon the grant of a NQSO, but upon exercise of the option holder generally will recognize ordinary income equal to the difference between the purchase price paid for the shares on exercise of the option and the fair market value of such shares as of the date of exercise. However, a special rule (the “Section 16(b) Deferral Rule”)

applies in the case of option holders (generally officers, directors and 10% stockholders) who are subject to Section 16(b) of the Exchange Act (under which an “insider’s” profit on the purchase and sale or sale and purchase within less than six months of equity securities of the issuer may be recovered by the issuer). Under the Section 16(b) Deferral Rule, such ordinary income attributable to the exercise of a NQSO generally will not be recognized until the expiration of the period during which a sale of the stock could subject the option holder to suit under Section 16(b), with the amount of such ordinary income being measured by the fair market value of the stock on the expiration of such period (the “Section 16(b) Expiration Date”).

The Section 16(b) Deferral Rule can be waived by an option holder if he or she makes a timely election (generally, within 30 days following exercise) under Section 83(b) of the IRC to recognize ordinary income at the time of exercise of the NQSO.

An option holder’s tax basis in shares acquired on exercise of a NQSO generally will be equal to the exercise price paid for such shares by the option holder plus the amount of income recognized by the option holder by reason of his or her exercise of the option under the rules described above. Upon a subsequent disposition of the shares received on exercise of a NQSO, the difference between the amount realized on such disposition and the option holder’s tax basis for such shares generally will be treated as a capital gain or loss, which will be short term or long-term depending on whether the shares are held for the applicable long-term holding period following exercise of the option. However, in the case of an option holder who is subject to the Section 16(b) Deferral Rule described above and who does not waive such rule by filing an election under Section 83(b) of the Code, such option holder’s capital gain holding period generally will not commence until the Section 16(b) Expiration Date.

Use of Common Stock to Pay Exercise Price.    Subject to the provisions of the Directors Plan, an option holder may be permitted to use shares of the Company’s Common Stock (previously acquired by the option holder) to pay the exercise price under an NQSO. The option holder should consult with his or her personal tax advisor to review the tax consequences of delivering shares of Common Stock to exercise stock options. If an individual exercises a NQSO by delivering other shares, the individual will not recognize gain or loss with respect to the exchanged shares, even if their then fair market value is different from the individual’s tax basis in such shares. The individual, however, will be taxed as described above with respect to the exercise of the NQSO as if the individual had paid the exercise price in cash, and the Company generally will be entitled to an equivalent tax deduction. Provided the individual receives a separate identifiable stock certificate therefor, the individual’s tax basis in that number of shares received on such exercise, which is equal to the number of shares surrendered on such exercise, will be equal to the individual’s tax basis in the shares surrendered and the individual’s holding period for such number of shares received will include the individual’s holding period for the shares surrendered. The individual’s tax basis and holding period for the additional shares received on exercise of a NQSO paid for, in whole or in part, with shares will be the same as if the individual had exercised the NQSO solely for cash.

Company Deductions.    In general, the Company will be entitled to a deduction with respect to NQSO’s granted under the Directors Plan in an amount equal to the ordinary income recognized by the option holder upon exercise of such option (or as of the Section 16(b) Expiration Date if the Section 16(b) Deferral Rule applies).

Withholdings and Information Reports.    The Company generally is required to make applicable federal payroll withholdings with respect to compensation income recognized by optionees under the Directors Plan. Such withholdings ordinarily will be accomplished by withholding the required amount from other cash compensation due from the Company to the optionee, by having the optionees pay to the Company the required withholding amount, or by such other permissible methods as the Company may deem appropriate. Whether or not such withholdings are required, the Company will make such information reports to the Internal Revenue Service as may be required with respect to any income (whether or not that of an optionee) attributable to transactions involving the Directors Plan.

PROPOSAL 3:    RATIFICATION OF INDEPENDENT AUDITORS

The Company is asking the stockholders to ratify the appointment of Eisner LLP as the Company’s independent auditors for the fiscal year ending April 30, 2005.

In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the Company’s and its stockholders’ best interests.

Eisner LLP has audited the Company’s financial statements annually since fiscal 1992. Its representatives will be present at the Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Financial Information Systems Design and Implementation Fees

The Company did not engage its Independent Auditors to provide any professional services in connection with (i) operating or supervising the operation of its information system or managing its local area network or (ii) designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the Company’s financial statements taken as a whole.

Auditor Fees

Audit Fees

The aggregate fees billed by the Company’s Independent Auditors for professional services rendered in fiscal 2004 and fiscal 2003 in connection with (i) the audit of the Company’s annual financial statements set forth in its Annual Report on Form 10-K for the fiscal years ended April 30, 2004 and April 30, 2003 and (ii) the review of the Company’s quarterly financial statements set forth in its Quarterly Reports on Form 10-Q for each of its fiscal quarters, totalled approximately $158,000 and $164,000, respectively.

Audited-Related Fees

Fees for audited-related services totalled approximately $61,000 in fiscal 2004 and $29,000 in fiscal 2003. Audit-related services principally include due diligence in connection with acquisitions and accounting consultations. The Audit Committee approved 100% of the audited-related services.

Tax Fees

Fees for tax services, including tax compliance, tax advice and tax planning, totalled approximately $24,000 and $46,000 in fiscal 2004 and fiscal 2003, respectively.

Financial Information Systems Design and Implementation Fees

The Company did not engage its Independent Auditors to provide any professional services in connection with (i) operating or supervising the operation of, its information system or managing its local area network or (ii) designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the Company’s financial statements taken as a whole.

All Other Fees

The Company did not engage Eisner LLP on any other matters not otherwise included in the above categories in either fiscal 2004 or 2003.

Pre-Approval Policies

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the Independent Auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of service and is subject to a specific budget. The Audit Committee requires the Independent Auditors and management to report on the actual fees charged for each category of service at Audit Committee meetings throughout the year.

During the year, circumstances may arise when it may become necessary to engage Independent Auditors for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the Independent Auditors. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee for those instances when pre-approval is needed prior to a scheduled Audit Committee meeting. The Chairman of the Audit Committee must report on such approvals at the next scheduled Audit Committee meeting.

All fiscal year 2004 audit and non-audit services provided by the Independent Auditors were pre-approved.

The Audit Committee has advised the Company that it has approved all of the services described in the sections “Audit-Related Fees”, “Tax Fees” and “All Other Fees” and has determined that the non-audit services rendered by its Independent Auditors during its most recent fiscal year are compatible with maintaining their independence.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF EISNER LLP TO SERVE AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING APRIL 30, 2005.

OTHER BUSINESS

The Board does not intend to present, and does not have any reason to believe that others intend to present, any matter of business at the meeting other than as set forth above. If any other matter should be presented properly, it is the intention of the persons named as proxies to vote on such matters in accordance with their judgment.

Voting Procedures

Directors of the Company must be elected by a plurality of the vote of the shares of Common Stock present in person or represented by proxy at the Meeting. Consequently, only shares that are voted in favor of a particular nominee will be counted toward such nominee’s achievement of a plurality. Shares present at the Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee (including broker non-votes) will not be counted toward such nominee’s achievement of a plurality.

With respect to any other matter that may be submitted to the stockholders for a vote, the affirmative vote of the holders of at least a majority of the shares of Common Stock present in person or represented by proxy at the Meeting for a particular matter is required to become effective. With respect to abstentions, the shares are considered present at the Meeting for the particular matter, but since they are not affirmative votes for the particular matter, they will have the same effect as votes against the matter. With respect to broker votes, the shares are not considered present at the Meeting for the particular matter as to which authority to vote on a particular matter is withheld from the broker.

No Incorporation by Reference

In our filings with the SEC, information is sometimes “incorporated by reference”. This means that we are referring you to information that has previously been filed with the SEC, so the information should be considered as part of the filing you are reading. Based on SEC regulations, the stock performance graph of this proxy statement, the “Audit Committee Report” and the “Compensation Committee Report” specifically are not incorporated by reference into any other filings with the SEC.

This proxy statement is sent to you as part of the proxy materials for the 2004 Annual Meeting of Stockholders. You may not consider this proxy statement as material for soliciting the purchase or sale of our Common Stock.

2005 PROPOSALS FOR ANNUAL MEETING

Proposals by stockholders which are intended to be presented at the 2005 Annual Meeting must be received by the Company at its principal executive offices on or before June 1, 2005.

Annual Report

The Company’s Annual Report containing audited financial statements for the fiscal year ended April 30, 2004 accompanies this Proxy Statement. THE COMPANY WILL SEND TO A STOCKHOLDER, UPON REQUEST WITHOUT CHARGE, A COPY OF THE ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) FOR THE YEAR ENDED APRIL 30, 2004, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, WHICH THE COMPANY HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE REQUEST MUST BE DIRECTED TO THE ATTENTION OF DAVID S. SELTZER, SECRETARY, AT THE ADDRESS OF THE COMPANY SET FORTH ON THE FIRST PAGE OF THIS PROXY STATEMENT.

By Order of the Board of Directors,

HI-TECH PHARMACAL CO., INC.

David S. Seltzer

President, Chief Executive Officer,

Secretary and Treasurer

Dated: October 6, 2004

APPENDIX A

HI-TECH PHARMACAL CO., INC.

NOMINATING COMMITTEE CHARTER

Membership

The Nominating Committee (the “Committee”) of the Board of Directors (the “Board”) of Hi-Tech Pharmacal Co., Inc. (the “Company”) shall consist of at least two directors, all of whom the Board shall determine are “independent” in accordance with rules promulgated by the National Association of Securities Dealers’ listing standards. Based on the recommendation of the Committee, the Board annually shall elect the members following the Annual Meeting of Stockholders. The members of the Committee may be removed by the Board.

Purpose, Authority and Responsibilities

The purpose of the Committee shall be to identify individuals qualified to become Board members consistent with the criteria approved by the Board and to recommend a slate of nominees for election at each annual meeting of stockholders; and to make recommendations to the Board concerning the appropriate size, function, needs and composition of the Board and its Committees.

In furtherance of this purpose, the Committee shall have the following authority and responsibilities:

•	to review the qualifications of candidates for director identified by the committee or suggested by Board members, stockholders, management and others in accordance with criteria recommended by the committee and approved by the Board;

•	to consider the performance of incumbent directors and other relevant factors in determining whether to nominate them for re-election;

•	to recommend to the Board a slate of nominees for election or re-election to the Board at each annual meeting of stockholders;

•	to recommend to the Board candidates to be elected to the Board as necessary to fill vacancies and newly created directorships;

•	to make recommendations to the Board as to determinations of director independence;

•	to recommend to the Board retirement policies for directors;

•	to make recommendations to the Board concerning the function, composition and structure of the Board and its committees;

•	to recommend to the Board directors to serve as members of and to chair each committee of the Board;

•	to evaluate the Committee’s performance at least annually and report to the Board on such evaluation;

•	to review the compensation of directors for service on the Board and its committees and recommend changes in compensation to the Board;

•	to periodically review and assess the adequacy of this charter and recommend any proposed changes to the Board for approval; and

•	to perform such other duties and responsibilities as are consistent with the purpose of the Committee and as the Board or the Committee shall deem appropriate.

Procedures

The Committee shall meet as often as it deems is appropriate to carry out its responsibilities. A majority of the members of the Committee shall constitute a quorum. The Chair of the Committee, in consultation with the other Committee members, shall set meeting agendas. The Committee shall report its actions and recommendations to the Board.

The Committee shall have the sole authority to retain and terminate any search firm assisting the Committee in identifying director candidates, and any other advisors to the Committee as the Committee may deem appropriate, including sole authority to approve the fees and terms of any search firm or other advisors that it retains.

The Committee may delegate its authority to subcommittees or the Chair of the Committee when it deems appropriate.

2

APPENDIX B

HI-TECH PHARMACAL CO., INC.

AUDIT COMMITTEE CHARTER

Role and Independence

The Audit Committee of the Board of Directors assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the Corporation and other such duties as directed by the Board. The membership of the Committee shall consist of at least three directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Each member shall be free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment, and shall meet the director independence requirements for serving on audit committees as set forth in the corporate governance standards of the NASDAQ. The Committee is expected to maintain free and open communication, including private executive sessions at least annually, with the Corporation’s independent auditors and the management of the Corporation. In discharging this oversight role, the Committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose.

The Board of Directors shall appoint one member of the Audit Committee as Chairperson. He or she shall be responsible for leadership of the Committee, including preparing the agenda, presiding over the meetings, making Committee assignments and reporting to the Board of Directors. The Chairperson will also maintain regular liaison with the Corporation’s Chief Executive Officer, Chief Financial Officer, and the lead independent audit partner of the Corporation’s independent auditors.

Responsibilities

The Audit Committee’s primary responsibilities include:

•	Recommending to the Board the independent auditors to be selected or retained to audit the financial statements of the Corporation. In so doing, the Committee will request from the auditors a written affirmation that the auditors are in fact independent, discuss with the auditors any relationships that may impact the auditors’ independence, and recommend to the Board any actions necessary to oversee the auditors’ independence.

•	Overseeing the independent auditors relationship by discussing with the auditors the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditors full access to the Committee and the Board to report on any and all appropriate matters.

•	Providing guidance and oversight of the audit activities of the Corporation, including reviewing the organization, plans and results of such activity, to the Board.

•	Reviewing the audited financial statements and discussing them with management and the independent auditors. These discussions shall include consideration of the quality of the Corporation’s accounting principles as applied in its financial reporting, including review of estimates, reserves and accruals, review of judgmental areas, review of audit adjustments, whether or not recorded, and such other inquiries as may be appropriate. Based on the review, the Committee shall make its recommendation to the Board as to the inclusion of the Corporation’s report on Form 10-K.

•	Reviewing with management and the independent auditors quarterly financial information prior to the Corporation’s filing of Form 10-Q. This review may be performed by the Committee or its Chairperson.

•	Discussing with management and the auditors the quality and adequacy of the Corporation’s internal controls.

•	Discussing with management the status of pending litigation, taxation matters and other areas of oversight to the legal and compliance areas as may be appropriate.

•	Reviewing with management and the independent auditors the fees and expenses to be paid to the independent auditors.

•	Reporting Audit Committee activities to the full Board and issuing annually a report to be included in the proxy statement, including appropriate oversight conclusions, for submission to the stockholders.

•	Pre-approving, or adopting appropriate procedures to pre-approve all audit and non-audit services to be provided to the Corporation by the independent auditors.

•	Establishing procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal auditing controls or auditing matters, and for confidential, anonymous submission by Corporation employees of concerns regarding questionable accounting or auditing matters.

Revisions To Charter

This Charter shall be reviewed, updated and approved annually by the Board of Directors.

HI-TECH PHARMACAL CO., INC.

Annual Meeting of Stockholders - November 15, 2004

(Solicited on Behalf of the Board of Directors)

PROXY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned stockholder of Hi-Tech Pharmacal Co., Inc. constitutes and appoints Bernard Seltzer and David S. Seltzer or either of them, the attorneys and proxies of the undersigned with full power of substitution to vote for and in the name, place and stead of the undersigned at the Annual Meeting of the Stockholders of the Company, to be held at Bank of America, 300 Broad Hollow Road, Melville, New York 11747 on November 15, 2004 at 10:00 A.M., and at any adjournment or adjournments thereof, upon the following matters (which are more fully described in the accompanying Proxy Statement).

1.	FOR the election of the following nominees to the Board of Directors for the ensuing year: David S. Seltzer, Reuben Seltzer,
Martin M. Goldwyn, Robert M. Holster, Yashar Hirshaut, M.D., Bruce W. Simpson and Anthony J. Puglisi, each to serve for a term to expire at the 2005 Annual Meeting [ ] (except as marked to the contrary below).
WITHHOLD authority to vote for all nominees listed above. [ ]
(Instruction: To withhold authority to vote for any individual nominee, write the nominee’s name in the space provided below.)

2.	FOR [ ] AGAINST [ ] ABSTAIN [ ] the proposal to amend the Company’s 1994 Directors Stock Option Plan to increase by 100,000 the number of shares of Common Stock reserved for issuance thereunder.
3.	FOR [ ] AGAINST [ ] ABSTAIN [ ] the ratification of the appointment of Eisner LLP as the Company’s independent auditors for the fiscal year ending April 30, 2005.
4.	In their discretion, upon other matters as may properly come before the meeting or any adjournments thereof.

UNLESS YOU SPECIFY OTHERWISE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES AS DIRECTORS

AND “FOR” ITEMS 2, 3, AND 4.

A majority of such attorneys and proxies, or their substitutes at the meeting, or any adjournment or adjournments thereof, may exercise all of the powers hereby given. Any proxy to vote any of the shares, with respect to which the undersigned is or would be entitled to vote, heretofore given to any person or persons other than the persons named above, is revoked.

IN WITNESS WHEREOF, the undersigned has signed and sealed this proxy and hereby acknowledges receipt of a copy of the notice of such meeting and proxy statement in reference thereto both dated October 6, 2004.

Dated:                                                                      , 2004

(Stockholder(s) Signature)

                                                                                  (L.S.)

Printed Name of Stockholder

NOTE:   Signature should correspond with name appearing on stock certificate. When signing in a fiduciary or representative capacity, sign full title as such. Where more than one owner, each should sign.